POWER OF ATTORNEY

       The undersigned hereby constitutes and appoints each of Brian S. Schlissel and Francis C. Poli, signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

	(1) execute for and on behalf of the
	undersigned, in the undersigned's
	capacity as a Section 16 reporting
	person of the applicable registered
	investment companies attached hereto
	as Schedule A, as amended from time to
	time, (each, a Trust and, collectively,
	the Trusts), Form ID and Forms 3, 4,
	and 5 in accordance with Section 16
	of the Securities Exchange Act of
	1934 and the rules thereunder;

	(2) do and perform any and all acts
	for and on behalf of the undersigned
	which may be necessary or desirable to
	complete and execute any such Form 3, 4, or 5 and timely file such form with the United
	States Securities and Exchange Commission a and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
        The undersigned acknowledges that the
        foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
        Exchange Act of 1934.

        This Power of Attorney shall remain
        in full force and effect until the
        undersigned is no longer required to
        file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has
        caused this Power of Attorney to be
        executed as of this 16th day of June, 2003.

        /s/R. Peter Sullivan III
         Signature

        /s/R. Peter Sullivan III
        Print Name and Title




	Schedule A (amended as of May 24, 2007)


	PIMCO Municipal Income Fund
	PIMCO California Municipal Income Fund
	PIMCO New York Municipal Income Fund
	PIMCO Corporate Income Fund
	PIMCO Municipal Income Fund II
	PIMCO California Municipal Income Fund II
	PIMCO New York Municipal Income Fund II
	PIMCO Municipal Income Fund III
	PIMCO California Municipal Income Fund III
	PIMCO New York Municipal Income Fund III
	PIMCO Corporate Opportunity Fund
	Nicholas-Applegate Convertible & Income Fund
	PIMCO High Income Fund
	Nicholas-Applegate Convertible & Income Fund II
	PIMCO Floating Rate Income Fund
	PIMCO Floating Rate Strategy Fund
	NFJ Dividend, Interest & Premium Strategy Fund
	Nicholas-Applegate International & Premium Strategy Fund
	PIMCO Global StocksPLUS & Income Fund
	PIMCO Municipal Advantage Fund Inc.
	Nicholas-Applegate Equity & Convertible Income Fund









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